EXECUTION VERSION

Certain Schedules and Exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any referenced schedules will be furnished supplementally to the SEC upon request.

SECOND LIEN NOTES PLEDGE AND SECURITY AGREEMENT

dated as of March 4, 2021

between

OCWEN FINANCIAL CORPORATION,

as Grantor,

and

OAKTREE FUND ADMINISTRATION, LLC,

as Collateral Agent

TABLE OF CONTENTS

i

Section 10. COLLATERAL AGENT. ................................................................................................... 29 Section 11. CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER THE NOTES
DOCUMENTS. ........................................................................................................................... 29
11.1 Continuing Security Interest; Assignment .......................................................................... 29 11.2 Termination; Release .......................................................................................................... 30
Section 12. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM. ........................... 30 Section 13. [RESERVED]. .................................................................................................................... 30 Section 14. [RESERVED]. .................................................................................................................... 30 Section 15. MISCELLANEOUS. .......................................................................................................... 30

SCHEDULE 5.1 — GENERAL INFORMATION
SCHEDULE 5.2 — COLLATERAL IDENTIFICATION
SCHEDULE 5.4 — FINANCING STATEMENTS
EXHIBIT A — PLEDGE SUPPLEMENT
EXHIBIT B — UNCERTIFICATED SECURITIES CONTROL AGREEMENT EXHIBIT C — FORM OF TRADEMARK SECURITY AGREEMENT
EXHIBIT D — FORM OF COPYRIGHT SECURITY AGREEMENT
EXHIBIT E — FORM OF PATENT SECURITY AGREEMENT

ii

This SECOND LIEN NOTES PLEDGE AND SECURITY AGREEMENT, dated as of March 4, 2021 (this “Agreement”), between Ocwen Financial Corporation, a Florida corporation (the “Grantor” or the “Parent”) and Oaktree Fund Administration, LLC, as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, together with its successors and permitted assigns, the “Collateral Agent”).
RECITALS:

WHEREAS, reference is made to that certain Note and Warrant Purchase Agreement, dated as of February 9, 2021 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among the Grantor, the Collateral Agent and the purchasers from time to time party thereto (the “Purchasers”) pursuant to which the Grantor has issued, and may from time to time hereafter issue, its Senior Secured Notes due 2027 (the “Notes”) upon the terms and subject to the conditions set forth therein;
WHEREAS, it is a condition to the issuance of the Notes that the Grantor executes and delivers the applicable Security Documents, including this Agreement;
WHEREAS, the Grantor is executing and delivering this Agreement pursuant to the terms of the Note Purchase Agreement to induce the Collateral Agent and the Purchasers to enter into the Note Purchase Agreement and to induce the Purchasers and other Holders to purchase the Notes; and
WHEREAS, the rights of the Holders of the Notes with respect to the Liens on any Collateral granted by the Grantor shall be further governed by that Junior Priority Intercreditor Agreement.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Grantor and the Collateral Agent agree as follows:
Section 1. DEFINITIONS; GRANT OF SECURITY.
1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:
“Agreement” shall have the meaning set forth in the preamble.
“Cash Proceeds” shall have the meaning assigned in Section 9.7 hereof.
“Collateral” shall have the meaning assigned in Section 2.1 hereof.
“Collateral Agent” shall have the meaning set forth in the preamble, and its successors and assigns.
“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related doc- umentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.
“Continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived or otherwise ceased to exist.
“Contracts” shall mean all contracts, leases and other agreements entered into by the Grantor pursuant to which the Grantor has the right (i) to receive moneys due and to become due to it thereunder or in connection therewith, (ii) to damages arising thereunder and (iii) to perform and to exercise all reme- dies thereunder.
“Control” shall mean: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (2) with respect to any Securities Accounts, Security Entitlements, Com- modity Contracts or Commodity Accounts, control within the meaning of Section 9-106 of the UCC, (3) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (4) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (5) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (6) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the UCC and (7) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.
“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Code.
“Copyright Licenses” shall mean any and all agreements, licenses and covenants providing for the granting of any right in or any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright including, without limitation, each agreement required to be listed in Schedule 5.2(II)(B) under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time).
“Copyrights” shall mean all United States, and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et seq. and Community designs) and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II)(A) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Pro- ceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.
“Custodial Accounts” shall mean any custodial accounts or clearing accounts established in the name of the Grantor in the ordinary course of business to hold funds on behalf of a third party in connection with the origination or funding of any mortgage or other consumer loans or pursuant to or con- taining funds received solely in connection with Servicing Agreements in the Grantor’s capacity as servicer, bailee or custodian and any related accounts maintained in the ordinary course of the Grantor’s origination or servicing businesses in the name of the Grantor that are used solely for the collection, maintenance and dis- bursement of such funds on behalf of third parties for insurance payments, tax payments, suspense payments and other similar payments required to be made by the Grantor in its capacity as originator or servicer; pro- vided that the books and records of the Grantor indicate that such accounts are being held “in trust for” or on behalf of another Person; provided further that the accounts listed on Schedules 5.2(I)(G), 5.2(I)(H) and 5.2(I)(I) shall not qualify as Custodial Accounts.
“Discharge of the First Priority Obligations” shall have the meaning ascribed to such term in the Junior Priority Intercreditor Agreement.
“Excluded Asset” shall mean any asset of the Grantor excluded from the security interest hereunder by virtue of Section 2.2 hereof but only to the extent, and for so long as, so excluded thereunder.
“First Lien Collateral Agent” shall have the meaning ascribed to such term in the Junior Priority Intercreditor Agreement.
“First Priority Obligations” shall have the meaning ascribed to such term in the Junior Priority Intercreditor Agreement.
“Governmental Authority” shall mean any federal, state, municipal, national or other government, governmental department, central bank, commission, board, bureau, court, agency or instru- mentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government (including any supra- national body exercising such powers or functions, such as the European Union or the European Central Bank) or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
“Grantor” shall have the meaning set forth in the preamble.
“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (re-
gardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.
“Intellectual Property” shall mean, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses, and the right to sue or other- wise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation li- cense fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.
“Intellectual Property Security Agreement” shall mean each intellectual property security agreement executed and delivered by the Grantor, substantially in the form set forth in Exhibit C, Ex- hibit D or Exhibit E, as applicable.
“Investment Accounts” shall mean the Securities Accounts, Commodity Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, Investment Accounts and certificates of deposit.
“Material Adverse Effect” shall mean any event, change, effect, development, circumstance or condition that has caused or could reasonably be expected to cause a material adverse change, material adverse effect on and/or material adverse developments with respect to (i) the business, general affairs, assets, liabilities, operations, management, financial condition, stockholders’ equity or results of operations or value of the Grantor and each of its Subsidiaries taken as a whole; (ii) the ability of the Grantor fully and timely to perform its Secured Obligations; (iii) the legality, validity, binding effect or enforcea- bility against the Grantor of any Notes Document or (iv) the rights, remedies and benefits available to, or conferred upon, any Holder, Purchaser or other Secured Party under any Notes Document.
“Material Intellectual Property” shall mean any Intellectual Property included in the Collateral that is material to the business of the Grantor, as determined by the Grantor.
“Notes” shall have the meaning set forth in the preamble.
“Note Purchase Agreement” shall have the meaning set forth in the preamble.
“Notes Obligations” shall mean all obligations of the Grantor under the Notes, the Note
Purchase Agreement and the Security Documents, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Grantor would have accrued on any Notes Obligation, whether or not a claim is allowed against the Grantor for such interest in the related bankruptcy proceeding), premium, fees, expenses, indemnification or otherwise.
“Organizational Documents” shall mean with respect to any Person all formation, organizational and governing documents, instruments and agreements, including (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, supplemented or otherwise modified, and its by-laws, as amended, supplemented or otherwise modified, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, supplemented or otherwise modified, and its partnership agreement, as amended, supplemented or otherwise modified, (iii) with respect to any general partnership, its partnership agreement, as amended, supplemented or otherwise modified and (iv) with respect to any limited liability company, its articles of organization, as amended, supplemented or otherwise modified, and its oper- ating agreement, as amended, supplemented or otherwise modified. In the event any term or condition of the Note Purchase Agreement or any other Notes Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Parent” shall have the meaning set forth in the preamble.
“Patent Licenses” shall mean all agreements, licenses and covenants providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether the Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II)(D) under the heading “Patent Licenses” (as such schedule may be amended or supplemented from time to time).
“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation:

(i) each patent and patent application required to be listed in Schedule 5.2(II)(C) under the heading “Pa- tents” (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Pro- ceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.
“PHH” means PHH Corporation, a wholly-owned subsidiary of the Grantor and parent company of PHH Mortgage Corporation, a New Jersey corporation.
“Pledge Supplement” shall mean an agreement substantially in the form of Exhibit A hereto.
“Pledged Debt” shall mean, subject to Section 2.2, all indebtedness for borrowed money owed to the Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule 5.2(I)(F) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing such any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.
“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust and all management rights relating to any entity whose equity inter- ests are included as Pledged Equity Interests.
“Pledged LLC Interests” shall mean, subject to Section 2.2, all interests in any limited liability company and each series thereof including, without limitation, all limited liability company inter- ests listed on Schedule 5.2(I)(B) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of the Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the related limited liability company.
“Pledged Partnership Interests” shall mean, subject to Section 2.2, all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 5.2(I)(C) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of the Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or pro- ceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership.
“Pledged Stock” shall mean, subject to Section 2.2, all shares of capital stock owned by the Grantor, including, without limitation, all shares of capital stock described on Schedule 5.2(I)(A) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of the Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or pro- ceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.
“Purchasers” shall have the meaning set forth in the recitals.
“Receivables” shall mean (i) all “accounts” (as such term is defined in Article 9 of the UCC and (ii) all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, with- out limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.
“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspond- ence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keep- ing systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limita- tion, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.
“Secured Obligations” shall have the meaning assigned in Section 3.1 hereof.

“Secured Parties” shall mean the Collateral Agent and each Holder of the Notes.
“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordi- nated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Specified MSRs” means MSRs owned by the Grantor (other than MSRs relating to Servicing Agreements entered into with Specified Government Entities); provided, however, that “Specified MSRs” shall not include any rights to repayment of Servicing Advances.
“Trademark Licenses” shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement, dilution or other violation of any Trademark or permitting co-existence with respect to a Trademark (whether the Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II)(F) under the heading “Trademark Licenses” (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II)(E) under the heading “Trademarks” (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.
“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether the Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II)(G) under the heading “Trade Secret Licenses” (as such schedule may be amended or supplemented from time to time).
“Trade Secrets” shall mean all trade secrets, including all documents and things embodying, incorporating, or referring in any way to the foregoing, and with respect to any and all of the foregoing: (i) the right to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” shall mean the United States of America.
1.2 Definitions; Interpretation.
(a)     In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Document, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Letter of Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chat- tel Paper and Uncertificated Security.
(b) All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Note Purchase Agreement. The incorporation by reference of terms defined in the Note Purchase Agreement shall survive any termination of the Note Purchase Agreement until this agreement is terminated as provided in Section 11 hereof.

Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub- lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement and the Note Purchase Agreement, the Note Purchase Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.
Section 2. GRANT OF SECURITY.
2.1 Grant of Security.
(a) The Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of the Grantor’s right, title and interest in, to and under all personal property of the Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):
(i) Accounts;
(ii) Contracts;
(iii) Chattel Paper;
(iv) Documents;
(v) General Intangibles;
(vi) Goods (including all of its Equipment, Fixtures and Inventory), together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;
(vii) Instruments;
(viii) Insurance;
(ix) Intellectual Property;
(x) Investment Related Property (including, without limitation, Deposit Accounts);
(xi) Letter of Credit Rights;
(xii) Money;
(xiii) Receivables and Receivables Records;

(xiv) Commercial Tort Claims now or hereafter described on Schedule 5.2(III);
(xv) to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and
(xvi) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.
(b) Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the First Priority Secured Parties (as defined in the Junior Priority Intercreditor Agreement), including liens and security interests granted to the First Lien Collateral Agent, and (ii) the exercise of any right or remedy by the Collateral Agent or any other secured party hereunder is subject to the limitations and provisions of the Junior Priority Intercreditor Agreement. In the event of any conflict between the terms of the Junior Priority Intercreditor Agreement and the terms of this Agreement, the terms of the Junior Priority Intercreditor Agreement shall govern; provided that nothing in the Junior Priority Intercreditor Agreement shall limit the rights, protections, immunities or indemnities of the Collat- eral Agent under the Notes Documents. Notwithstanding anything herein to the contrary, prior to the Dis- charge of the First Priority Obligations, the requirements of this Agreement to deliver Collateral to the Collateral Agent shall be deemed satisfied by delivery of such Collateral to the First Lien Collateral Agent.
2.2 Certain Limited Exclusions. Notwithstanding anything herein or in any other Notes Doc- ument to the contrary, in no event shall the Collateral (as such term is defined herein and used herein) include or the security interest granted under Section 2.1 hereof attach to:
(a)      any lease, license, contract or agreement to which the Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to the Grantor, or (ii) a term, provision or condition of any such lease, license, contract, property right or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pur- suant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of eq- uity); provided, however, that the Collateral shall include (and such security interest shall attach) immedi- ately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in this clause (a) shall not include any Proceeds of any such lease, license, contract or agreement;
(b)     any of the outstanding voting capital stock of (i) (x) any Foreign Subsidiary or any Subsidiary of the Grantor that is treated as a partnership or a disregarded entity for U.S. federal income tax purposes and that has no material assets other than the stock of one or more Subsidiaries that are controlled foreign corporations within the meaning of Section 957 of the Code (“CFC”), or (y) any Subsidiary of the Grantor that is a CFC, in each case, in excess of 65% of all classes of capital stock of such Subsidiary; provided that to the extent the pledge of a greater percentage of the capital stock in such Subsidiary is permitted without adverse tax consequences, the Collateral shall include, and the security interest granted by the Grantor shall attach to, such greater percentage of capital stock of each such Subsidiary; (ii) any Subsidiary of the Grantor (other than PHH) to the extent that the grant by the applicable pledgors of a Lien in the equity interest of such Subsidiary to secure the Notes (x) is prohibited or restricted by applicable law, rule or regulation or would require governmental (including regulatory) consent, approval, license or au- thorization unless such consent, approval, license or authorization has been received or (y) is prohibited or restricted by any contractual obligation existing on the Signing Date for so long as such prohibition or restriction is in effect (or, with respect to any Subsidiary acquired after the Signing Date, on the date such Subsidiary is so acquired, so long as such contractual obligation was not incurred in contemplation of such investment or acquisition and for so long as such prohibition or restriction is in effect) (unless in each case of this clause (y), such prohibition, restriction or requirement would be rendered ineffective with respect to the creation of the security interest under the Security Documents pursuant to Section 9-408 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such equity interests not subject to the prohibitions specified in this clause (ii); (iii) any Subsidiary of the Grantor that is a captive insurance company; (iv) any Unrestricted Subsidiary; or (v) a Securitization Entity that cannot be pledged as a result of restrictions in its or its parent’s Organizational Documents or documents governing or related to its or its subsidiaries’ Indebtedness;
(c)     any applications for trademarks or service marks filed in the United States Patent and Trademark Office (the “PTO”) pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d);
(d)     any MSRs that are not Specified MSRs (other than to the extent excluded under clause (e) below);
(e)     Securitization Assets and any assets or property subject to a Permitted Lien securing Non-Recourse Indebtedness, Permitted Funding Indebtedness, Permitted Securitization Indebtedness and Indebtedness under Credit Enhancement Agreements;
(f)     any Custodial Accounts;
(g)     any REO Assets;
(h)     any assets where a grant of security would require governmental (including regu-
latory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received (unless such requirement would be rendered ineffective with respect to the creation of the security interest under the Security Documents pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that the Collateral shall in- clude (and such security interest shall attach) immediately at such time as such requirement shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such assets not subject to the requirements specified in this clause (h);
(i)     (x) any segregated deposit account or securities account containing solely (i) deposits secured by Liens in the ordinary course of business in connection with workers’ compensation, unem- ployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof, or (ii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, in each case, to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property and (y) any property of a person existing at the time such person is acquired or merged with or into or consolidated with the Grantor that is subject to a Lien permitted pursuant to clause (5) or (6) of the definition of “Permitted Liens” as set forth in the Note Purchase Agreement; provided that any such Lien shall encumber only those assets which secured such Indebtedness at the time such assets were acquired by the Grantor or its Subsidiaries, to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such prop- erty; and
(j)     all fee-owned real property;
provided that, irrespective of the foregoing, the following assets shall constitute “Collateral”: (1) Unen-
cumbered Servicing Advances to the extent such security interest is permitted to be granted by applicable law and regulations and the applicable servicing agreement and (2) Specified Deferred Servicing Fees and Specified MSRs, in each case other than to the extent excluded under clause (e) above; provided, further, that Excluded Assets shall not include any proceeds, substitutions or replacements of any property referred to in clauses (a) through (j) above (unless such proceeds, substitutions or replacements would constitute Excluded Assets referred to in clauses (a) through (j) above).
Notwithstanding anything contained herein to the contrary, the Grantor shall not be required to (i) take any action to create or perfect any security interest in the Collateral under the laws of any jurisdiction outside the United States, or (ii) take any action to perfect any security interest in any aircraft or any trucks, trailers, tractors, service vehicles, automobiles, rolling stock or other mobile equipment covered by certifi- cate of title ownership (except, in each case, the filing of a financing statement).

Section 3.     SECURITY FOR OBLIGATIONS; GRANTOR REMAINS LIABLE.
3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including (x) the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof) and (y) interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of all Notes Obligations with respect to the Grantor (the “Secured Obligations”).
3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) the Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) the Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agree- ments relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Col- lateral Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

Section 4. CERTAIN PERFECTION REQUIREMENTS.
4.1 Delivery Requirements.
(a)     Subject to the terms of the Junior Priority Intercreditor Agreement, with respect to any Certificated Securities included in the Collateral, the Grantor shall deliver to the Collateral Agent (or its agent, designee or bailee) the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Agent or in blank. In addition, subject to the terms of the Junior Priority Intercreditor Agreement, the Grantor shall cause any certificates evidencing any Pledged Equity Interests, including, without limitation, any Pledged Partnership Interests or Pledged LLC Interests, to be similarly delivered to the Collateral Agent regardless of whether such Pledged Equity Interests constitute Certificated Securities.
(b) Subject to the terms of the Junior Priority Intercreditor Agreement, with respect to any Instruments or Tangible Chattel Paper included in the Collateral, the Grantor shall deliver to the Collateral Agent all such Instruments or Tangible Chattel Paper (other than any mortgage loans, auto dealer floorplan loans, or consumer loans owned by the Grantor in the ordinary course of business) to the Collateral Agent duly indorsed in blank; provided, however, that such delivery requirement shall not apply to any Instruments or Tangible Chattel Paper having a face amount of less than $500,000 individually or $1,000,000 in the aggregate.
4.2 Control Requirements.
(a) With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Securities credited to a Securities Account), the Grantor shall cause the issuer of such Uncertificated Security (other than any such issuer which is a Foreign Subsidiary or a Securitization Entity) to either (i) register the Collateral Agent (or, prior to the Discharge of the First Priority Obligations, the First Lien Collateral Agent) as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Agent), pursuant to which such issuer agrees to comply with the Collateral Agent’s (or, prior to the Discharge of the First Priority Obligations, the First Lien Col- lateral Agent) instructions with respect to such Uncertificated Security without further consent by the Gran- tor which instructions shall only be given upon the occurrence and during the Continuance of an Event of Default.
(b) With respect to any Letter of Credit Rights relating to letters of credit drawable for an amount of $5,000,000 or more included in the Collateral (other than any Letter of Credit Rights consti- tuting a Supporting Obligation for a Receivable in which the Collateral Agent has a valid and perfected security interest), Grantor shall use commercially reasonable efforts to ensure that Collateral Agent (or, prior to the Discharge of the First Priority Obligations, the First Lien Collateral Agent) has Control thereof by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Collateral Agent (or, prior to the Discharge of the First Priority Obligations, the First Lien Collateral Agent).
(c) With respect to any Deposit Account (other than any Deposit Account excluded from the Collateral pursuant to Section 2.2), the Grantor shall execute and shall use commercially reasonable efforts to cause each account bank maintaining such Deposit Account to execute an agreement (in form and substance reasonably satisfactory to the Collateral Agent) granting Control over such Deposit Account to the Collateral Agent (or, prior to the Discharge of the First Priority Obligations, the First Lien Collateral Agent) within 90 days of the date hereof with respect to any Deposit Account maintained on the date hereof and within 30 days of opening or acquisition of any other Deposit Account after the date hereof; provided however, that such Control requirement shall not apply to any Deposit Accounts with a value of less than, or having funds or other assets credited thereto with a value of less than, $1,000,000 individually or $5,000,000 in the aggregate.
4.3     Intellectual Property Recording Requirements.
(a)     In the case of any Material Intellectual Property (whether now owned or hereafter acquired) consisting of U.S. Patents and Patent Licenses in respect of U.S. Patents for which the Grantor is the licensee and the U.S. Patents are specifically identified, Grantor shall execute and deliver to the Collateral Agent a Patent Security Agreement in substantially the form of Exhibit E hereto (or a supplement thereto) covering all such Patents and Patent Licenses in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent.
(b)     In the case of any Material Intellectual Property (whether now owned or hereafter acquired) consisting of U.S. Trademarks and Trademark Licenses in respect of U.S. Trademarks for which the Grantor is the licensee and the U.S. Trademarks are specifically identified, Grantor shall execute and deliver to the Collateral Agent a Trademark Security Agreement in substantially the form of Exhibit C hereto (or a supplement thereto) covering all such Trademarks and Trademark Licenses in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Col- lateral Agent.
(c)     In the case of any Material Intellectual Property (whether now owned or hereafter acquired) consisting of registered U.S. Copyrights and Copyright Licenses in respect of U.S. Copyrights for which the Grantor is the licensee and the U.S. Copyright registrations are specifically identified, Grantor shall execute and deliver to the Collateral Agent a Copyright Security Agreement in substantially the form of Exhibit D hereto (or a supplement thereto) covering all such Copyright and Copyright Licenses is in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Collateral Agent.
4.4 Other Actions. With respect to any Pledged Partnership Interests and Pledged LLC Interests included in the Collateral, if the Grantor own less than 100% of the equity interests in any issuer of such Pledged Partnership Interests or Pledged LLC Interests, the Grantor shall use its commercially rea- sonable efforts to obtain the consent of each other holder of partnership interest or limited liability company interests in such issuer to the security interest of the Collateral Agent hereunder and following the occur- rence and during the Continuance of an Event of Default, the transfer of such Pledged Partnership Interests and Pledged LLC Interests to the Collateral Agent or its designee (or, prior to the Discharge of the First Priority Obligations, the First Lien Collateral Agent or its designee), and to the substitution of the Collateral Agent or its designee (or, prior to the Discharge of the First Priority Obligations, the First Lien Collateral Agent or its designee) as a partner or member with all the rights and powers related thereto. Without limiting the generality of the foregoing, each Grantor consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its designee following the occurrence and during the Continuance of an Event of Default and to the substitution of the Collateral Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.
4.5 Timing and Notice. Except as provided in Section 4.2(c), with respect to any Collateral in existence on the Initial Issue Date, the Grantor shall comply with the requirements of Section 4 on the date hereof and with respect to any Collateral hereafter owned or acquired, the Grantor shall use commercially reasonable efforts to comply with such requirements within 30 days of Grantor acquiring rights therein. The Grantor shall promptly inform the Collateral Agent of its acquisition of any Collateral for which any action is required by Section 4 hereof (including, for the avoidance of doubt, the filing of any applications for, or the issuance or registration of, any Patents, Copyrights or Trademarks).
Section 5. REPRESENTATIONS AND WARRANTIES.
The Grantor hereby represents and warrants, on the Initial Issue Date and the Subsequent
Issue Date, that:
5.1 Grantor Information & Status.
(a)     Schedule 5.1(A) & (B) (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings: (1) the full legal name of the Grantor, (2) all trade names or other names under which the Grantor currently conducts business, (3) the type of organization of the Grantor, (4) the jurisdiction of organization of the Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office or its sole place of business is located;
(b)     except as provided on Schedule 5.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past five (5) years;
(c)     the Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite the Grantor’s name on Schedule 5.1(A) solely under the laws of the jurisdiction as set forth opposite the Grantor’s name on Schedule 5.1(A) and remains duly existing as such. The Grantor has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or contin- uance in any other jurisdiction; and
(d)     the Grantor is not a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).
5.2 Collateral Identification, Special Collateral.
(a)     Schedule 5.2 (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings all of the Grantor’s: (1) Pledged Equity Interests, (2) Equity Interests (that would otherwise constitute a Pledged Equity Interest) to the extent they secure or are the subject of a negative pledge to support Non-Recourse Indebtedness of the Grantor, (3) Pledged Debt (other than mortgage loans or consumer loans owned by the Grantor in the ordinary course of business), (4) Se- curities Accounts included in the Collateral other than any Securities Accounts holding assets with a market value of less than $1,000,000 individually or $5,000,000 in the aggregate, (5) Deposit Accounts included in the Collateral other than any Deposit Accounts holding less than $1,000,000 individually or $5,000,000 in the aggregate, (6) Commodity Contracts and Commodity Accounts, (7) all United States and foreign registrations and issuances of and applications for Patents, Trademarks, and Copyrights owned by the Gran- tor, (8) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses constituting Material Intellectual Property, (9) Commercial Tort Claims other than any Commercial Tort Claims having a value of less than $500,000 individually and $1,000,000 in the aggregate, and (10) Letter of Credit Rights for letters of credit other than any Letters of Credit Rights worth less than $500,000 individually or $1,000,000 in the aggregate. The Grantor shall supplement such schedules as necessary to ensure that such schedules are accurate on the Subsequent Issue Date;
(b)     none of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Health-Care-Insurance Receivables, (4) timber to be cut or (5) aircraft, aircraft engines, satellites, ships or railroad rolling stock. No material portion of the collateral consists of motor vehicles or other goods subject to a certificate of title statute of any jurisdiction;
(c)     all information supplied by the Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects; and
(d)     not more than 10% of the value of all personal property included in the Collateral (other than the Equity Interests of Foreign Subsidiaries of the Grantor) is located in any country other than the United States.
5.3 Ownership of Collateral and Absence of Other Liens.
(a)     the Grantor owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in each item of the Collateral (except as otherwise permitted by the Note Purchase Agreement), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limi- tation, liens arising as a result of the Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than, in the case of priority only, any Permitted Liens; and
(b)     other than any financing statements filed in favor of the Collateral Agent, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which duly authorized proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements filed (i) in connection with Permitted Liens or (ii) by individuals with respect to claims that do not constitute Liens. Other than the Collateral Agent, the First Lien Collateral Agent and any automatic control in favor of a Bank, Securities Intermediary or Commodity In- termediary maintaining a Deposit Account, Securities Account or Commodity Contract, no Person is in Control of any Collateral.
5.4 Status of Security Interest.
(a)     upon the filing of financing statements naming the Grantor as “debtor” and the
Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite the Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Collateral Agent in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in any jurisdiction will constitute a valid, perfected, second priority (or, following the Discharge of the First Priority Obligations, first priority) Lien in favor of the Collateral Agent subject in the case of priority only, to any Permitted Liens with respect to Collateral. Each agreement purporting to give the Collateral Agent Control over any Collateral is effec- tive to establish the Collateral Agent’s Control of the Collateral subject thereto;
(b)     to the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks, Copyrights and exclusive Copyright Licenses in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Agent hereunder shall constitute valid, perfected, second priority (or, following the Discharge of the First Priority Obligations, first priority) Liens (subject, in the case of priority only, to Permitted Liens);

(c)     no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by the Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (a) above, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and (C) any consents needed to transfer the servicing under any servicing agreement to any successor servicer; and
(d)     the Grantor is in compliance with its obligations under Section 4 hereof.
5.5 Pledged Equity Interests, Investment Related Property.
(a)     it is the record and beneficial owner of the Pledged Equity Interests free of all Liens (other than Liens securing the First Priority Obligations), rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;
(b)     no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or priority of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained; and
(c)     all of the Pledged LLC Interests and Pledged Partnership Interests either (i) are or represent interests that by their terms provide that they are securities governed by the uniform commercial code of an applicable jurisdiction or (ii)(A) are not traded on securities exchanges or in securities markets, (B) are not “investment company securities” (as defined in Section 8-103(b) of the UCC) and (C) do not provide, in the related operating or partnership agreement, as applicable, certificates, if any, representing such Pledged LLC Interests or Pledged Partnership Interests, as applicable, or otherwise that they are securities governed by the Uniform Commercial Code of any jurisdiction.
5.6     Intellectual Property.
(a)     to the best of the Grantor’s knowledge: it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time), or owns or has the right to use and, where the Grantor does so, sublicense others to use, all other Material Intellectual Property, free and clear of all Liens, claims and encumbrances, except for Permitted Liens and the licenses set forth on Schedule 5.2(II) (as such sched- ule may be amended or supplemented from time to time);
(b)     to the best of the Grantor’s knowledge: all Material Intellectual Property of the Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is any of the Intellectual Property the subject of a reexamination proceeding, and the Grantor has performed all acts reasonably necessary and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks of the Grantor constituting Material Intellectual Property in full force and effect;

(c)     to the best of the Grantor’s knowledge and excluding Intellectual Property that is the subject of a pending application: all Material Intellectual Property is valid and enforceable; no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, or the Grantor’s right to register, own or use, any Material Intellectual Property of the Grantor, and no such action or proceeding is pending or, to the best of the Grantor’s knowledge, threatened;
(d)     to the best of the Grantor’s knowledge: all registrations, issuances and applications for Copyrights, Patents and Trademarks of the Grantor are standing in the name of the Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets owned by the Grantor has been licensed by the Grantor to any Affiliate or third party, except as disclosed in Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time);
(e)     the Grantor has not made a previous assignment, sale, transfer, exclusive license or similar arrangement constituting a present or future assignment, sale, transfer, exclusive license or similar arrangement of any Material Intellectual Property that has not been terminated or released;
(f)     the Grantor generally used appropriate statutory notice of registration in connection with its use of its registered Trademarks and proper marking practices in connection with the use of Patents constituting Material Intellectual Property;
(g)     the Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets constituting Material Intellectual Property;
(h)     the Grantor controls the nature and quality of all products sold and all services rendered under or in connection with all Trademarks of the Grantor and has taken all action reasonably necessary to insure that all licensees of the Trademarks owned by the Grantor comply with the Grantor’s standards of quality, in each case, to the extent constituting Material Intellectual Property; and
(i)     to the best of the Grantor’s knowledge: the conduct of the Grantor’s business does not infringe, misappropriate, dilute or otherwise violate any Intellectual Property right of any other Person; and no claim has been made that the use of any Material Intellectual Property owned or used by the Grantor (or any of its respective licensees) infringes, misappropriates, dilutes or otherwise violates the asserted rights of any other Person, and no demand that the Grantor enter into a license or co-existence agreement has been made but not resolved.
Section 6. COVENANTS AND AGREEMENTS.
The Grantor hereby covenants and agrees that:
6.1 Grantor Information & Status.
(a) Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Note Purchase Agreement, it shall not change its name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive of- fice, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection there- with as the Collateral Agent may reasonably request and (b) taken all actions necessary to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto together with all Supplements to Schedules thereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.
6.2 Collateral Identification; Special Collateral.
(a)     in the event that it hereafter acquires any Collateral of a type described in Section
5.2(b) hereof, it shall promptly notify the Collateral Agent thereof in writing and take such actions and execute such documents and make such filings all at Grantor’s expense as necessary (or as the Collateral Agent may reasonably request) in order to ensure that the Collateral Agent has a valid, perfected, second priority (or, following the Discharge of the First Priority Obligations, first priority) security interest in such Collateral, subject in the case of priority only, to any Permitted Liens. Notwithstanding the foregoing, the Grantor shall not be required to notify the Collateral Agent or take any such action unless such Collateral is of a material value or is material to the Grantor’s business; and
(b)     in the event that it hereafter acquires or has any Commercial Tort Claim in excess of $500,000 individually or $1,000,000 in the aggregate it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.
6.3 Ownership of Collateral and Absence of Other Liens.
(a)     except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and the Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;
(b)     upon the Grantor or any officer of the Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that is reasonably likely to have a Material Adverse Effect on the value of the Collateral or any material portion thereof, the ability of the Grantor or the Collateral Agent to dispose of the Collateral or any material portion thereof, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any material portion thereof; and
(c)     it shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the Note Purchase Agreement.
6.4 Status of Security Interest.
(a)     Subject to the limitations set forth in subsection (b) of this Section 6.4 and except as otherwise permitted by the Note Purchase Agreement, the Grantor shall maintain the security interest of the Collateral Agent hereunder in all Collateral as valid, perfected, second priority (or, following the Discharge of the First Priority Obligations, first priority) Liens (subject, in the case of priority only, to Permit- ted Liens).
(b) Notwithstanding the foregoing (or anything else to the contrary herein or in any other Security Document), the Grantor shall not be required to take any action to (i) other than as set forth in Section 4.2, perfect a security interest in any Collateral that can only be perfected by Control, (ii) make foreign filings with respect to Intellectual Property or (iii) make any filings with registrars of motor vehicles or similar governmental authorities with respect to goods covered by a certificate of title, in each case except as and to the extent specified in Section 4 hereof.
6.5 Receivables.
(a)     it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;
(b)     other than in the ordinary course of business or as permitted by the Notes Documents, following and during the continuation of an Event of Default, (i) it shall not amend, modify, termi- nate or waive any provision of any Receivable in any manner which could reasonably be expected to have a material adverse effect on the value of such Receivable; and (ii) it shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon; and
(c)     subject to the terms of the Junior Priority Intercreditor Agreement, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right to notify, or require the Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, the Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to the Grantor thereunder directly to the Collateral Agent; (2) notify, or require the Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement di- rectly to the Collateral Agent; and (3) enforce, at the expense of the Grantor, collection of any such Receiv- ables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. If the Collateral Agent notifies the Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by the Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by the Grantor in the exact form received, duly indorsed by the Grantor to the Collateral Agent and until so turned over, all amounts and proceeds (including checks and other instruments) received by the Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of the Grantor and the Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.
6.6 Pledged Equity Interests, Investment Related Property.
(a) Except as provided in the next sentence, in the event the Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Invest- ment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) the Grantor shall immediately take all steps, if any, necessary to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent to the extent otherwise required pursuant to this Agreement and subject to the terms of the Junior Priority Intercreditor Agreement) and pending any such action the Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collat- eral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of the Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be Continuing, the Collateral Agent authorizes the Grantor to retain all cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all payments of interest;
(b) Voting.
(i) So long as no Event of Default shall have occurred and be Continuing, except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Note Purchase Agreement, the Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Note Purchase Agreement; provided, the Grantor shall not exercise or refrain from exercising any such right without the prior written consent of the Collateral Agent (as directed by a majority of Holders in aggregate principal amount of Notes) if such action would have a Material Adverse Effect on the value of the Collateral; it being understood, however, that neither the voting by the Grantor of any Pledged Stock for, or the Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stock-holders or with respect to incidental matters at any such meeting, nor the Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Note Purchase Agreement, shall be deemed inconsistent with the terms of this Agreement or the Note Purchase Agreement within the meaning of this Section 6.6(b)(i); and
(ii) Upon the occurrence and during the continuation of an Event of Default, in each case subject to the terms of the Junior Priority Intercreditor Agreement:
(1)     all rights of the Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and
(2)     in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) the Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) the Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 8.1; and
(c) Except to the extent not prohibited by the Note Purchase Agreement, without the prior written consent of the Collateral Agent (as directed by a majority of Holders in aggregate principal amount of Notes), it shall not vote to enable or take any other action to: (i) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of the Grantor with respect to any Invest- ment Related Property or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest, (ii) permit any Subsidiary that is an issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (iii) permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (iv) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt consisting of intercompany debt or (v) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as secu- rities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (v), the Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof; and
(d) Except to the extent not prohibited by the Note Purchase Agreement, without the prior written consent of the Collateral Agent (as directed by a majority of Holders in aggregate principal amount of Notes), it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting Grantor upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then the Grantor shall only be required to pledge equity interests in accordance with Section 2 and (ii) Grantor promptly complies with the delivery and control requirements of Section 4 hereof.
(e) The Grantor covenants and agrees that, without the prior express written consent of the Collateral Agent (as directed by a majority of Holders in aggregate principal amount of Notes), it will not agree to any election by any limited liability company or partnership, as applicable, to treat the Pledged LLC Interests or Pledged Partnership Interests, as applicable, as securities governed by the Uniform Commercial Code of any jurisdiction and in any event will promptly notify the Collateral Agent in writing if the representation set forth in Section 5.5(c) becomes untrue for any reason and, in such event, take such action as necessary (or as the Collateral Agent may reasonably request) in order to establish the Collateral Agent’s “control” (within the meaning of Section 8-106 of the New York UCC) over such Pledged LLC Interests or Pledged Partnership Interests, as applicable, subject to the terms of the Junior Priority Intercreditor Agreement. The Grantor shall not consent to any amendment to any related operating or partnership agreement, as applicable, that would render the representation in Section 5.5(c) to no longer be true and correct.
6.7     Intellectual Property.
(a) Except in each case as shall be consistent with commercially reasonable business judgment, it shall not do any act or omit to do any act whereby any of the Material Intellectual Property, as determined at the time of the determination, may lapse, or become abandoned, canceled, dedicated to the public, forfeited, unenforceable or otherwise impaired, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;
(b)     it shall not, with respect to any Trademarks constituting Material Intellectual Property at the time, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and it shall take all steps reasonably necessary to insure that licensees of such Trademarks use such consistent standards of quality;
(c)     it shall promptly notify the Collateral Agent if it receives any demand or threat or is the subject of any claim in a formal proceeding before a tribunal of competent authority of which it knows or has reason to know that any item of Material Intellectual Property is or has become, or may become, (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination (including the institution of, or any adverse claim with respect to, any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (iv) the subject of any reversion or termination rights;
(d)     except in each case as shall be consistent with commercially reasonable business judgment, it shall take all reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration or issuance of each Trademark, Patent, and Copyright owned by the Grantor and constituting Material Intellectual Property which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time); and
(e)     it shall use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or may in any way materially impair or prevent the creation of a security interest in, or the assignment of, its rights and interests in any property included within the definitions of any Material Intellectual Property acquired under such contracts.
Section 7. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES.
7.1 Access; Right of Inspection. The Collateral Agent shall (at the Grantor’s expense) at all times have full and free access (following reasonable advance notice) during normal business hours to all the books, correspondence and records of the Grantor, and the Collateral Agent and its representatives may (but shall not be obligated to) examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Collateral Agent, at the Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall at all times (following reasonable advance notice) also have the right (but not the obligation) to enter any premises of the Grantor and inspect any property of the Grantor (during normal business hours) where any of the Collateral of the Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.
7.2 Further Assurances.
(a) The Grantor agrees that from time to time, at the expense of the Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor shall:
(i)     file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;
(ii)     take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in any Intellectual Property with any United States \intellectual property registry in which said Intellectual Property is registered or issued or in which \

an application for registration or issuance is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State;
(iii)     at any reasonable time, upon reasonable request by the Collateral Agent, assemble the Collateral and allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent;
(iv)     appear in and defend any action or proceeding that may affect the Grantor’s title to or the Collateral Agent’s security interest in all or any part of the Collateral; and
(v)     furnish the Collateral Agent with such information regarding the Collateral, including, without limitation, the location thereof, as the Collateral Agent may reasonably request from time to time.
(b) Without limiting its obligations hereunder, the Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation state- ments, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect. The Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
(c) The Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining the Grantor’s approval of or signature to such modification by amending Schedule 5.2 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by the Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which the Grantor no longer has or claims any right, title or interest.
Section 8. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.
8.1 Power of Attorney. The Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary to accomplish the purposes of this Agreement, including, without limitation, the following, in each case subject to the terms of the Junior Priority Intercreditor Agreement:
(a)     upon the occurrence and during the Continuance of any Event of Default, to obtain and adjust insurance required to be maintained by the Grantor or paid to the Collateral Agent pursuant to the Note Purchase Agreement;

(b)     upon the occurrence and during the Continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
(c)     upon the occurrence and during the Continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;
(d)     upon the occurrence and during the Continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;
(e)     upon the occurrence and during the Continuance of any Event of Default, to prepare and file any UCC financing statements against the Grantor as debtor;
(f)     upon the occurrence and during the Continuance of any Event of Default, to prepare, sign, and file for recordation in any United States intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of the Grantor as debtor;
(g)     upon the occurrence and during the Continuance of any Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of the Grantor to the Collateral Agent, due and payable immediately without demand; and
(h)     upon the occurrence and during the Continuance of any Event of Default generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and the Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.
8.2 No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty or obligation upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
Section 9. REMEDIES.
9.1 Generally. Subject in each case to the terms of the Junior Priority Intercreditor Agreement:
(a)     If any Event of Default shall have occurred and be Continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:
(i)     require the Grantor to, and the Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the tangible Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;
(ii)     enter onto the property where any Collateral is located and take possession thereof with or without judicial process;
(iii)     prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and
(iv)     without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.
(b) The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, the Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. The Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Collateral Agent hereunder.
(c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(d) The Collateral Agent shall have no obligation to marshal any of the Collateral.
9.2 Application of Proceeds. Subject to the terms of the Junior Priority Intercreditor Agree-
ment, except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification under the Notes Documents and all advances made by the Collateral Agent hereunder for the account of the Grantor, and to the payment of all reasonable costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Notes Documents, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obliga- tions for the ratable benefit of the Holders of the Notes; and third, to the extent of any excess of such proceeds, to the to the Grantor or to such party as a court of competent jurisdiction shall direct.
9.3 Sales on Credit. If the Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.
9.4     Investment Related Property. The Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, the Grantor agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely as a result of such limitation and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring regis- tration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, the Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
9.5 Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the Continuance of an Event of Default, to exercise rights and remedies under Section 9 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of the Grantor to avoid the risk of invalidation of such Trademarks, to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by the Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.
9.6     Intellectual Property.
(a) Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuance of an Event of De- fault:
(i)     subject to the terms of the Junior Priority Intercreditor Agreement, the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of the Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property rights of the Grantor, in which event the Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents reasonably required by the Collateral Agent in aid of such enforcement and the Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 15 of the Note Purchase Agreement in connection with the exercise of its rights under this Section 9.6, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property rights as provided in this Section 9.6, the Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of the Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating, as shall be necessary to prevent such infringement, misappropriation, dilution or other violation;
(ii)     upon written demand from the Collateral Agent, the Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of the Grantor’s right, title and interest in and to any Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;
(iii)     the Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, any such Intellectual Property;
(iv) within five (5) Business Days after written notice from the Collateral Agent, the
Grantor shall make available to the Collateral Agent, to the extent within the Grantor’s power and authority, such personnel in the Grantor’s employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit the Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by the Grantor under or in connection with any Trademarks or Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent’s behalf and to be compensated by the Collateral Agent at the Grantor’s expense on a per diem, pro rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and
(v)     subject to the terms of the Junior Priority Intercreditor Agreement, the Collateral Agent shall have the right to notify, or require the Grantor to notify, any obligors with respect to amounts due or to become due to the Grantor in respect of the Intellectual Property of the Grantor, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of the Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done; it being understood and agreed that
(1)     all amounts and proceeds (including checks and other instruments) received by the Grantor in respect of amounts due to the Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of the Grantor and, subject to the terms of the Junior Priority Intercreditor Agreement shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 9.7 hereof; and
(2)     the Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.
(b)     If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be Continuing, (ii) no other Event of Default shall have oc- curred and be Continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to any Intellectual Property of the Grantor shall have been previously made and shall have become absolute and effective and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of the Grantor, the Collateral Agent shall promptly execute and deliver to the Grantor, at the Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to the Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.
9.7 Cash Proceeds; Deposit Accounts.
(a)     If any Event of Default shall have occurred and be Continuing, in addition to the rights of the Collateral Agent specified in Section 6.5 with respect to payments of Receivables but subject to the terms of the Junior Priority Intercreditor Agreement, all proceeds of any Collateral received by the Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by the Grantor in trust for the Collateral Agent, segregated from other funds of the Grantor, and upon request by the Collateral Agent shall, forthwith upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Collateral Agent, if required) and held by the Collateral Agent. Any Cash Proceeds received by the Collateral Agent (whether from the Grantor or otherwise) may, in the sole discretion of the Collateral Agent but subject to the terms of the Junior Priority Intercreditor Agreement, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.
Section 10. COLLATERAL AGENT.
The Collateral Agent has been appointed to act as Collateral Agent hereunder by the Hold-
ers of the Notes. The Collateral Agent shall be obligated, and shall have the right hereunder, to make de- mands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Note Purchase Agreement. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. The provisions of the Note Purchase Agreement relating to the Collateral Agent, including, without limitation, the provisions relating to resignation or removal of the Collateral Agent and the protections, rights, indemnities, powers and duties and immunities of the Collateral Agent are incorporated herein by this reference and shall survive any termination of the Note Purchase Agreement or removal or resignation of the Collateral Agent.
In connection with exercising any right or discretionary duty hereunder (including, without limitation, the exercise of any rights following the occurrence of an Event of Default), the Collateral Agent shall be entitled to request and rely upon the direction of Holders of a majority in aggregate outstanding amount of the Notes to direct the Collateral Agent pursuant to the Note Purchase Agreement. The Collateral Agent shall not have any liability for taking any action at such direction or for its failure to take any action pending the receipt of such direction. The Collateral Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement, and it shall not be responsible for any statement or recital in this Agreement. Neither the Collateral Agent nor any of its affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement; (ii) the performance or observance of any of the covenants or agreements of the Grantor herein; or (iii) the receipt of items required to be delivered to the Collateral Agent.
Section 11. CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER THE NOTES DOCUMENTS.
11.1 Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations (other than contingent indemnification obligations for which no claim has been made) and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Note Purchase Agreement.

11.2 Termination; Release. The Grantor shall automatically be released from its obligations hereunder and/or the security interests in any Collateral securing the Note Obligations shall in each case be automatically released upon the payment in full of all Secured Obligations (other than contingent indemnification obligations for which no claim has been made) without delivery of any instrument or performance of any act by any party. Upon any such termination and delivery of any documents reasonably requested by the Collateral Agent, the Collateral Agent shall, at the Grantor’s expense, execute and deliver to the Grantor or otherwise authorize the filing of such documents as the Grantor shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Note Purchase Agreement, the related Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the Grantor with no further action on the part of any Person. The Collateral Agent shall, at the Grantor’s expense and upon delivery of any documents reasonably requested by the Collateral Agent, execute and deliver or otherwise authorize the filing of such documents as the Grantor shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.
Section 12. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.
The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise. If the Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor under Section 15 of the Note Purchase Agreement.

Section 13.     [RESERVED].
Section 14.     [RESERVED].
Section 15. MISCELLANEOUS.
Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 18 of the Note Purchase Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Notes Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Notes Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and the Grantor and their respective successors and assigns. The Grantor shall not, without the prior written consent of the Collateral Agent given in accordance with the Note Purchase Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Transaction Documents embody the entire agreement and understanding among the Grantor and the Collateral Agent and supersede all prior agreements and understandings among such parties relating to the subject matter hereof and thereof. Accordingly, the Security Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).
SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE GRANTOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER NOTES DOCUMENT, OR ANY OF THE NOTES OBLIGATIONS, WILL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, HEREBY EXPRESSLY AND IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY ANY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES (I) JURISDICTION AND VENUE OF COURTS IN ANY OTHER JURISDICTION IN WHICH IT MAY BE ENTITLED TO BRING SUIT BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE AND (II) ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH THIS SECTION 15; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER

MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.
EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER NOTES DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR THE COLLATERAL AGENT/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL- ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.      THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 15 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER NOTES DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

OCWEN FINANCIAL CORPORATION

By: /s/ John V. Britti
Name: John V. Britti
Title: Executive Vice President and
Chief Investment Officer

OAKTREE FUND ADMINISTRATION, LLC, as Collateral Agent
By: /s/Brian Price
Name: Brian Price
Title: Senior Vice President

By: /s/ Henry Orren
Name: Henry Orren
Title: Vice President

[Signature Page to Pledge and Security Agreement]